SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) February 12, 2016

ELEPHANT TALK COMMUNICATIONS CORP.

(Exact name of registrant as specified in Charter)

Delaware	000-030061	95-4557538
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Park Avenue, New York City, New York 10017, United States of America

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: +31.20.653.5916

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities

From December 31, 2015 through February 19, 2016, Elephant Talk Communications Corp. (the “Company”) consummated a series of closings (the “Closings”) of its private placement offering (the “Offering”) of Units (as defined below) to “accredited investors” (“Investors”) for aggregate gross proceeds of $1,367,000. The Closings are part of a “best efforts” private placement offering of up to $4,200,000. The Company sold an aggregate of 45.57 units (the “Units”) for $30,000 per Unit at the Closings. Each Unit consists of: (i) one 9% unsecured subordinated convertible promissory note in the principal amount of $30,000 (each a “Note” and collectively the “Notes”) which is convertible into shares (the “Note Shares”) of common stock of the Company, $.00001 par value (the “Common Stock”), at the option of the holder at a conversion price of $.30 per share, subject to certain exceptions; and (ii) a five-year warrant (each a “Warrant” and collectively, the “Warrants”) to purchase one hundred thousand (100,000) shares of Common Stock (the “Warrant Shares”) at an exercise price of $.45 per share, subject to certain exceptions.

The Warrants entitle the holders to purchase shares of Common Stock reserved for issuance thereunder for a period of five years from the date of issuance and contain certain anti-dilution rights on terms specified in the Warrants. The Note Shares and Warrant Shares will be subject to full ratchet anti-dilution protection for the first 24 months following the issuance date and weighted average anti-dilution protection for the 12 months period after the first 24 months following the issuance date. The Company is also obligated to file a registration statement registering the Note Shares and Warrant Shares within 45 days of the final closing of the Offering.

In connection with the Offering, the Company retained a registered FINRA broker dealer (the “Placement Agent”) to act as the placement agent. For acting as the placement agent, the Company agreed to pay the Placement Agent, subject to certain exceptions: (i) a cash fee equal to seven percent (7%) of the aggregate gross proceeds raised by the Placement Agent in the Offering, (ii) a non-accountable expense allowance of up to one percent (1%) of the aggregate gross proceeds raised by the Placement Agent in the Offering, and (iii) at the final Closing one five-year warrant to purchase such number of shares equal to 7% of the shares underlying the Notes sold in this Offering at an exercise price of $.30 and one five-year warrant to purchase such number of shares equal to 7% of the shares underlying the Warrants sold in this Offering at an exercise price of $.45. At the Closings, the Company paid to the Placement Agent an aggregate of approximately $140,921 for its service as placement agent and for other fees and expenses.

The Units were offered and sold pursuant to an exemption from registration under Section 4(a)(2) and Regulation D of the Securities Act of 1933, as amended.

The foregoing description of the Offering does not purport to be complete and is qualified in its entirety by reference to the Subscription Agreement, the Note and the Warrant, copies of which were filed as Exhibit 10.1, Exhibit 10.2 and Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on December 24, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 19, 2016	ELEPHANT TALK COMMUNICATIONS CORP.

	By:	/s/ Gary G Brandt
Name: Gary G Brandt Title: Chief Restructuring Officer